UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 3, 2017

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) II-VI Incorporated (the “Company”) held its Annual Meeting of Shareholders on November 3, 2017 (the “Annual Meeting”). As of the record date of September 1, 2017, there were 62,864,134 shares of common stock outstanding and entitled to vote at the meeting. A total of 59,116,553 shares were present in person or by proxy at the Annual Meeting, or 94.04% of the total shares outstanding.

(b) At the Annual Meeting, the shareholders elected Joseph J. Corasanti and William A. Schromm as Class Three Directors to serve until the Company’s 2020 annual meeting of shareholders or until their respective successors are duly elected and qualified (“Proposal 1”). Proposal 1 received the following votes:

Joseph J. Corasanti

For	Against	Abstain	Broker Non-Votes
49,641,978	1,920,484	33,335	7,520,756

William A. Schromm

For	Against	Abstain	Broker Non-Votes
51,141,915	433,685	20,197	7,520,756

At the Annual Meeting, the shareholders approved (on a non-binding advisory basis) the Company’s executive compensation (“Proposal 2”). Proposal 2 received the following votes:

For	Against	Abstain	Broker Non-Votes
50,242,119	1,293,795	59,883	7,520,756

At the Annual Meeting, the shareholders approved (on a non-binding advisory basis) the frequency of future non-binding advisory votes on the Company’s executive compensation. Proposal 3 received the following votes:

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
41,614,377	60,540	9,864,789	56,091	7,520,756

In light of the voting results on this matter, the Company has determined that it intends to hold an advisory vote to approve the compensation of the Company’s named officers annually until the next shareholder vote on the frequency of such advisory votes. A shareholder vote (on a non-binding advisory basis) on the frequency of future non-binding advisory votes on the Company’s executive compensation is required to be held at least once every six years.

At the Annual Meeting, the shareholders ratified the Audit Committee’s selection of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the fiscal year ended June 30, 2018 (“Proposal 4”). Proposal 4 received the following votes:

For	Against	Abstain	Broker Non-Votes
58,697,199	387,319	32,035	—

A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 7.01.	Regulation FD Disclosures.

The management of the Company will be presenting at investor conferences in the near future. The presentation materials are attached hereto as Exhibits 99.2 and 99-3and incorporated herein by reference. The materials may also be used at one or more subsequent conferences. The information contained in the attached presentation materials are summary information that are intended to be considered in the context of the Company’s SEC filings and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibits furnished as Exhibits 99.2 and 99.3 herewith, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibits furnished as Exhibits 99.2 and 99.3 herewith, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed or furnished, as the case may be, herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 3, 2017.

99.2	Investor conference presentation materials titled “Materials That Matter” used beginning November 8, 2017.

99.3	Investor Day presentation materials titled “Materials That Matter” used beginning November 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: November 8, 2017	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer